EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

WORLDSPACE, INC.

THE UNDERSIGNED, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GENERAL CORPORATION LAW”), does hereby certify as follows:

ARTICLE I

Name

The name of the corporation is WorldSpace, Inc. (hereinafter the “CORPORATION”).

ARTICLE II

Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

ARTICLE III

Capital Stock

Total Number of Shares of Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200,000,000 consisting of (i) 100,000,000 shares of Class A Common Stock (the “CLASS A COMMON STOCK”), with a par value of $.01 per share, (ii) 75,000,000 shares of Class B Common Stock (the “CLASS B COMMON STOCK”, and together with Class A Common Stock, the “COMMON STOCK”)), with a par value of $.01 per share and (iii) 25,000,000 shares of Preferred Stock, par value .01 per share (the “PREFERRED STOCK”). The number of authorized shares of each of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative votes of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Class A Common Stock or Class B Common Stock voting separately as a class shall be required therefor.

Preferred Stock. The Board of Directors of the Corporation (the “BOARD”) is authorized, subject to any limitations prescribed by law, by a resolution or resolutions, to provide for the issuance of shares of Preferred Stock (the “PREFERRED STOCK”) in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Voting Rights. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation or any resolution or resolutions (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).

Class Voting. Subject to limitations of applicable law, Class A Common Stock and Class B Common Stock shall vote as a single class on all matters to be voted on including, without limitation, any consolidation or merger of the Corporation into or with any other corporation or the sale or transfer of all or substantially all of its assets.

Automatic Conversion of the Class B Common Stock. All of the then issued Class B Common Stock shall become issued Class A Common Stock (and all of the then authorized but unissued Class B Common Stock shall become authorized but unissued Class A Common Stock) without any action on the part of either the Corporation or the stockholders upon the earlier of (i) July 1, 2016 or (ii) the Second Payment Date of the Royalty Payment owed by the WorldSpace Parties in respect of the final Royalty Calculation Year for which a Royalty Payment is owed or as otherwise permitted under the Royalty Agreement (as defined below). The terms “Second Payment Date”, “Royalty Payment”, “WorldSpace Parties” and “Royalty Calculation Year” have the meanings ascribed to such terms in the Royalty Agreement dated as of September 30, 2003 by and between Stonehouse Capital Ltd. and the WorldSpace Parties, as amended from time to time (the “Royalty Agreement”).

Dividend Rights. Subject to the proviso at the end of this sentence, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably dividends payable in cash, in stock or otherwise, as and when declared by the Board of Directors out of assets legally available therefore, subject to any preferential rights of any outstanding Preferred Stock; provided, however, that the holders of the Class B Common Stock shall only be entitled to Distributions with respect to their Class B Common Stock if, and only to the extent that, the proposed Distribution complies with the terms of the Royalty Agreement governing Distributions to Current Shareholders. As used in this paragraph, the terms “Current Shareholders” and “Distributions” have the meanings ascribed to such terms in the Royalty Agreement.

Liquidation Rights. Subject to the proviso at the end of this sentence, in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation or otherwise, subject to those rights expressly granted to the holders of Preferred Stock, if any, and except as may be provided by the laws of the State of Delaware, holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably and equally any assets available for distribution to holders thereof after the payment of all debts and other liabilities of the Corporation, provided, however that the holders of the Class B Common Stock shall only be entitled to Distributions with respect to their Class B Common Stock if, and only to the extent that, the proposed Distribution upon liquidation, dissolution or winding-up complies with the terms of the Royalty Agreement governing Distributions to Current Shareholders. As used in this paragraph, the terms “Current Shareholders” and “Distributions” have the meanings ascribed to such terms in the Royalty Agreement.

Preemptive Rights. No shares of the Class A Common Stock or the Class B Common Stock shall have preemptive rights to purchase additional shares.

Rights With Respect to Future Issuances and Sales. The Board shall be authorized to create and issue by one or more resolutions, whether or not in connection with the issuance and sale of any of the Corporation’s securities or properties, rights entitling the holders thereof to purchase securities issued by the Corporation or any other entity. The times at and the terms upon which such rights are to be issued are to be determined by the Board and set forth in contracts or other instruments which evidence such rights. The authority of the Board with respect to such rights shall include, without limitation, the determination of the initial purchase price, the times and circumstances under which such rights may be exercised, provisions denying such holders of a specified percentage of the Corporation’s outstanding capital stock the right to exercise such rights and provisions to permit the Corporation to redeem or exchange such rights.

ARTICLE IV

Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE V

Management of the Affairs of the Corporation

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or by the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and any power of stockholders to call a special meeting is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. For purposes of this Certificate of Incorporation, the term “WHOLE BOARD” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI

Directors

A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2005, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2006, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2007, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No reduction in the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by statute, by the Certificate of Incorporation or the Bylaws of the Corporation, any director, or all of the directors, may be removed from the Board, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors, voting together as a single class.

ARTICLE VII

Bylaws

The Board is expressly empowered to adopt, amend or repeal any of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal all or any portion of the following portions of the Bylaws of the Corporation: Article II, Section 3.2, Section 3.3, Section 3.4, Section 3.14, Article VI or Article IX.

ARTICLE VIII

Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article VIII shall eliminate or limit the liability of a director:

(a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) under Section 174 of the General Corporation Law; or

(d) for any transaction from which the director derived improper personal benefit.

If the General Corporation Law or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article VIII

No amendment to or repeal of this Article VIII shall eliminate or limit the liability of any director of the Corporation for or with respect to any act or omission occurring prior to the date when such amendment or repeal becomes effective.

ARTICLE IX

Indemnification

The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, employer or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. Such rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

ARTICLE X

Amendments and Repeal

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article X, Article V, Article VI, Article VII, Article VIII or Article IX.

ARTICLE XI

Incorporator

The name and address of the sole incorporator is as follows:

Name	Address
Rebecca E. Sendker	Coudert Brothers LLP
1114 Avenue of the Americas
New York, NY 10036

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of December, 2004.

/S/ REBECCA E. SENDKER
Name:	Rebecca E. Sendker

Title:	Incorporator